Exhibit 3




                           CODA MUSIC TECHNOLOGY, INC.

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement is made this 29th day of May, 1997 by and between Coda Music Technology, Inc., a Minnesota corporation (the "Company"), and the shareholders of the Company purchasing shares of the Company's Common Stock and receiving warrants to purchase the Company's Common Stock pursuant to the Company's Private Placement Memorandum dated May 5, 1997 (the "Memorandum"). Such shareholders are individually referred to herein as an "Investor" and collectively referred to herein as the "Investors."

         The parties hereto agree as follows:

1.       DEFINITIONS

         The following terms shall have the following meanings:

         (a)  "SEC" shall mean the U.S. Securities and Exchange Commission.

         (b) "Registrable Shares" shall mean (i) the shares of Common Stock issued to the Investors pursuant to the Memorandum; (ii) shares of Common Stock issued to the Investors upon exercise of the warrants issued to the Investors pursuant to the Memorandum; and (iii) any further securities issued with respect thereto upon any stock split, stock dividend, recapitalization or similar event, so long as such shares or other securities are owned by the Investors.

         (c) The terms "register," "registered," and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of the effectiveness of such registration statement.

         (d) "Registration Expenses" shall mean all expenses incurred by the Company in registration, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses (including those of counsel for the underwriter), marketing expenses and the expense of any special audit incident to or required by any such registration, as well as the compensation of regular employees of the Company.

         (e) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered.

         (f) "Securities Act" shall mean the Securities Act of 1933, as amended.

2.       PIGGYBACK REGISTRATION RIGHTS

         (a) Notice of Registration. Whenever the Company shall determine to register any of its securities (other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to an SEC Rule 145 transaction) the Company will:

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               (i) promptly give to the Investors written notice thereof; and

               (ii) except as provided herein, register pursuant to such registration statement such number of Registrable Shares as shall be specified in a written request or requests by the Investors made within 30 days after such written notice from the Company.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to
Section 2 (a) above. In such event, the right of the Investors to registration pursuant to Section 2 (a) shall be conditioned upon such Investors' participation in such underwriting and the inclusion of Registrable Shares in the underwriting to the extent provided herein on the same terms as the securities otherwise being sold through the underwriting. The Investors, if they are proposing to distribute their Registrable Shares through such underwriting, shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the number of Registerable Shares requested for inclusion exceeds 20% of the total number of shares to be included in the offering and, the managing underwriter determines that marketing factors require a limitation of the number of Registrable Shares to be underwritten, the managing underwriter may limit the Registrable Shares to be included in such registration, such limitation to be on a pro rata basis based on the relation that such Registrable Shares bear to the total number of securities (including, without limitation, Registrable Shares) proposed to be registered pursuant to the registration statement covered by this Section 2 by the Investors and by other persons selling securities pursuant to registration rights granted them by the Company or otherwise; provided, however, that no such reduction may reduce below 20% of the total number of shares being offered the number of Registrable Shares participating in such offering without the consent of holders of a majority of the Registrable Shares to be included in such offering. No Registrable Shares excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. The Company shall advise the Investors of the number of Registrable Shares that may be included in the registration and underwriting. If the Investors do not approve of the terms of any such underwriting, they may elect to withdraw therefrom, without loss to the Investors of any rights under this Section 2, by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto.

         (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2

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prior to the  effectiveness of such  registration,  whether or not the Investors have elected to include securities in such registration; provided, however, that if the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those Investors who wish to proceed with a public offering of their securities and who bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed.

         (d) Expenses of Registration. All Selling Expenses incurred in connection with any registration pursuant to this Section 2 shall be borne by the Investors and all Registration Expenses as well as the fees and expenses of one counsel for the Investors incurred in connection with any registration shall be borne by the Company.

         (e) Holdback. Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 90-day period following the effective date of any underwritten registration in which Registrable Shares are included (except as part of such underwritten registration), unless the underwriter(s) managing the registered public offering otherwise agree; provided, however, that the registration rights provided by this Section 2 had not terminated as of such effective date.

3.       DEMAND REGISTRATION RIGHT

         (a) Rights. Upon request, at any time after the six-month anniversary of the date hereof, by Investors holding at least 150,000 Registrable Shares, the Company will promptly take all necessary steps to register or qualify, on Form S-3 (or successor form) under the Securities Act and the securities laws of such states as the holders may reasonably request, the Registrable Shares requested to be registered by such Investors in their request to the Company; provided, however, that the Company need not take such steps if the aggregate offering price of the Registrable Shares to be registered or qualified is $500,000 or less. Requests by Investors for registration pursuant to this paragraph 3(a) shall not be more frequent than once in any six-month period.

         (b) Expenses of Registration. All Selling Expenses incurred in connection with any registration pursuant to this Section 3 shall be borne by the Investors and all Registration Expenses as well as the fees and expenses of one counsel for the Investors incurred in connection with any registration shall be borne by the Company.

         (c) Holdback. Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 90-day period following the effective date of any underwritten registration of the Company (except as part of such underwritten registration), unless the underwriter(s) managing the registered public offering otherwise agree; provided, however, that the registration rights provided by this Section 3 had not terminated as of such effective date.

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4.       REQUIRED REGISTRATION

         (a) Registration. Within thirty (30) days of the date hereof the Company will promptly take all necessary steps to register or qualify the Registerable Shares on Form S-3 (or successor form) under the Securities Act and the securities laws of such states as the holders may reasonably request.

         (b) Expenses of Registration. All Selling Expenses incurred in connection with the registration pursuant to this Section 4 shall be borne by the Investors and all Registration Expenses as well as the fees and expenses of one counsel for the Investors incurred in connection with such registration shall be borne by the Company.

         (c) Holdback. Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 90-day period following the effective date of any underwritten registration of the Company (except as part of such underwritten registration), unless the underwriter(s) managing the registered public offering otherwise agree.

5.       REGISTRATION PROCEDURES

If and whenever the Company is required by the provisions of Sections 2, 3 or 4 to effect the registration of any Registrable Shares under the Securities Act, the Company will:

                  (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed twelve (12) months;

                  (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained herein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed twelve (12) months;

                  (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such security holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request within 20 days following the original filing of such registration statement,


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                    except  that  the  Company  shall  not  for any  purpose  be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                    (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                    (f) notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information, provided that such notification shall be given only to holders of 250,000 or more Registrable Shares;

                    (g) prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares by such holder;

                    (h) prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                    (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                    (j) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel


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                    for the Company the filing of such  amendment or  supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law, provided that the Company shall be required to furnish such advance copy only to holders of 250,000 or more Registrable Shares; and

                    (k) at the request of any such holder of 250,000 or more Registrable Shares, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which opinion such counsel shall state (without limiting the generality of the foregoing) that (a) such registration statement has become effective under the Securities Act; (b) to the best of such counsel's knowledge no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (c) the registration statement and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein); (d) to the best of the knowledge of such counsel neither the registration statement nor any amendment nor supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no opinion as to financial statements contained therein); (e) the description in the registration statement or any amendment or supplement thereto of legal and governmental proceedings and contracts are accurate and fairly present the information required to be shown; and (f) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or any amendment or supplement thereto which are not described as required nor of any contracts or documents or instruments of the character required to be described in the registration statement or amendment or supplement thereto or to be filed as exhibits to the registration statement, which are not described or filed as required; and (ii) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the


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                  registration  statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

6.       INDEMNIFICATION

     (a) Indemnification by Company. The Company will indemnify, to the extent permitted by law, each holder of Registrable Shares, its officers and directors and each person who controls such holder (within the meaning of the Securities
Act) of the Investors against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Investors, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the member of the Investors seeking indemnification or any such controlling person expressly for use therein.

     (b) Indemnification by Investors. Each holder of Registrable Shares, to the extent permitted by law, will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement and each person who controls the Company or such underwriter (within the meaning of the Securities Act), against all expenses, claims, losses, damages or liabilities, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, each such underwriter and each person who controls the Company or any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such member of the Investors for use therein.

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         (c) Notice Requirements.  Each party entitled to indemnification  under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. Upon notice thereof, the Indemnifying Party shall be permitted to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation,
shall  be  approved  by  the   Indemnified   Party  (whose  approval  shall  not
unreasonably be withheld), and (ii) the Indemnified Party may participate in such defense at such party's expense; provided, further, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties and at the expense of the indemnifying party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as a unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

7.       INFORMATION BY INVESTORS

         It shall be a condition precedent to the obligations of the Company to effect a registration pursuant to this Agreement, that each of the Investors shall furnish to the Company any and all information regarding such Investor or the Registrable Shares held by him or her, as the Company may reasonably request in writing in connection with any registration referred to in this Agreement.

8.       TRANSFER OF REGISTRATION RIGHTS

         The rights to cause the Company to register the Registrable Shares granted to the Investors hereunder may be assigned in connection with a sale, transfer or assignment to a transferee or assignee of 250,000 Registrable Shares in a transaction other than a sale in the public market, provided that such transferee or assignee agrees to be bound by the terms and conditions set forth in this Agreement.

9. TERMINATION OF REGISTRATION RIGHTS. Notwithstanding anything to the contrary in this Agreement, the Investors' registration rights under this Agreement shall terminate as to any individual Investor on the date that such Investor holds less than 1% of the then outstanding Common Stock of the Company and the Registrable Shares held by such Investor are eligible for resale under Rule 144(k) promulgated under the Securities Act.

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10.      MISCELLANEOUS

         (a) Assignability. This Agreement shall be binding upon and inure to the benefit of the respective successors (or in the case of the Investors, their respective heirs, administrators, executors and personal representatives) and permitted assigns of the parties hereto.

         (b) Governing Law and Forum. The parties have agreed that the validity, construction, operation and effect of any and all of the terms and provisions of this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be determined and enforced in accordance with the laws of the State of Minnesota without giving effect to principles of conflicts of law thereunder.

         (c) Amendment. Any modification, amendment or waiver of this Agreement or any provision hereof shall be in writing and executed by the Company and holders of not less than a majority of the Registrable Shares outstanding at such time.

         (d) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements, arrangements and understandings among the parties with respect to the subject matter hereof.

         (e) Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail (return receipt requested postage prepaid) or by overnight courier (postage prepaid) to the Company at its principal office and to a member of the Investors at his/her address as shown in the records of the Company. Notice shall be deemed given upon deposit in a U.S. mail receptacle and otherwise upon delivery.

         (f) Severability. The invalidity of any portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted herein conditionally on them being valid in law. In the event that any portion contained herein shall be invalid, this Agreement shall be construed so as to make such portion valid or, if such construction is not legally possible, as if such invalid portion had not been inserted.

         (g) Counterparts/Execution on Behalf of Investors. This Agreement may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts together will constitute one and the same agreement. This Agreement may also be executed by the President of the Company on behalf of the Investors pursuant to the authority vested in him under the Subscription Agreements signed by the Investors in connection with their purchase of securities of the Company pursuant to the Memorandum ("Subscription Agreements").



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         IN WITNESS  WHEREOF,  the parties have executed  this  Agreement on the date and year first above written.


                               CODA MUSIC TECHNOLOGY, INC.


                               By   /s/ Joan K. Berg
                               Its  Chief Financial Officer


                               "INVESTORS"



                               By  /s/ Ronald B. Raup
                               on behalf of the Investors pursuant to authority vested in him under the Subscription Agreements




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